EXHIBIT 99.1


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the Class A Common Stock (par value $1.00 per share), of US Airways Group, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: September 5, 2003

                                           THE GOLDMAN SACHS GROUP, INC.

                                           By: /s/ Roger S. Begelman
                                               -------------------------------
                                               Name:  Roger S. Begelman
                                               Title: Attorney-in-fact

                                           GOLDMAN, SACHS & CO.

                                           By: /s/ Roger S. Begelman
                                               -------------------------------
                                               Name:  Roger S. Begelman
                                               Title: Attorney-in-fact